SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

THE SWISS HELVETIA FUND, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee previously paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, schedule or registration statement no.:
	(3)	Filing party:
	(4)	Date filed:

THE SWISS HELVETIA FUND, INC.

7 Bryant Park

New York, New York 10018

URGENT NOTICE FROM THE SWISS HELVETIA FUND, INC.

June 19, 2017

Dear Fellow Stockholder:

On behalf of the Board of Directors of The Swiss Helvetia Fund, Inc., I appreciate your patience in receiving multiple mailings regarding the Fund’s Annual Meeting of Stockholders, which is scheduled to be held at 9:30 a.m., on Tuesday, June 27, 2017, at the offices of Schroder Investment Management North America Inc., 7 Bryant Park, 19th Floor, New York, New York 10018.

Activist investor, Bulldog Investors, LLC, has launched a proxy contest against your Fund seeking support to, among other things, elect a majority of the Board, terminate the Fund’s investment advisory agreements and approve a tender offer that could result in the liquidation of the Fund. The Board strongly believes that Bulldog has submitted these proposals in its self-interest—and not the best interest of all stockholders—and that Bulldog’s efforts could adversely affect the Fund’s investment operations and performance to the detriment of long-term stockholders.

It is extremely important that you vote “FOR” each of the Board’s three highly qualified nominees for Director and “AGAINST” a proposal that could result in the Fund’s liquidation by voting and returning the enclosed WHITE proxy card. If you are uncertain as to whether you previously voted in this manner, you have every right to complete and return a new WHITE proxy card. This will update your vote, as only the LATEST dated proxy card submitted by you will count.

Institutional Shareholder Services, Inc. (ISS), a leading independent corporate governance analysis firm, spoke with representatives of the Board and Fund management as well as with representatives of Bulldog, and has recommended that you vote—using the Fund’s WHITE proxy card—as follows:

•	“FOR” each of the Board’s nominees for Director: Dr. Claus Helbig, Jean E. Hoysradt and Fred J. Ricciardi (Proposals 1A-C); and

•	“AGAINST” the proposal requesting that the Board approve a tender offer for 100% of the Fund’s shares (Proposal 4).

ISS recommends that you do not vote using the GREEN proxy card submitted to you by Bulldog. Please do NOT return the GREEN proxy card submitted to you by Bulldog. There is no need for you to do so and doing so could nullify your votes cast on the WHITE proxy card.

Please continue your support of the Fund by voting “FOR” each of the Board’s three nominees and against Proposal 4 by completing and returning the WHITE proxy card. Every vote counts! If you have not yet voted, please vote the WHITE proxy card TODAY.

The Board thanks you for your continued trust and support.

Sincerely yours,

Brian A. Berris

Chairman of the Board and Independent Director